UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2003

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation.
10885 NE 4th Street
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 NE 4th Street
Bellevue, Washington 98004-5591
(425) 454-6363

ITEM 5. Other Events

On October 22, 2003, Puget Sound Energy issued the attached press release announcing the acquisition of a 49.85 percent share of the Frederickson Power LP’s generation facility near Tacoma, Washington.

On October 24, 2003, Puget Sound Energy issued the attached press release announcing the filing of a request with the Washington Utilities and Transportation Commission to increase its electric rates due to higher power-supply costs. The request will also include recovery of the projected costs of the new Frederickson facility.

ITEM 7. Exhibits

Exhibit 99.1	October 22, 2003 press release regarding Puget Sound Energy acquiring a share of Frederickson Power LP's generation facility.

Exhibit 99.2	October 24, 2003 press release regarding Puget Sound Energy's request to the Washington Utilities and Transportation Commission for an electric rate increase.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

/s/ James W. Eldredge
James W. Eldredge
Corporate Secretary and Chief Accounting Officer
Date: October 24, 2003